UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 10, 2025

CIVISTA BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 East Water Street,
P.O. Box 5016, Sandusky, Ohio 44870
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 625-4121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CIVB	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Offering of Common Shares

On July 10, 2025, Civista Bancshares, Inc. (“Civista”) and Civista Bank entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co., as representative of the underwriters named therein (the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, Civista agreed to issue and sell, and the Underwriters agreed to purchase, in accordance with the terms and subject to the conditions set forth therein, 3,294,120 common shares, without par value, of Civista (“Common Shares”), in a registered public offering pursuant to an effective shelf registration statement on Form S-3 (File No. 333-282560) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Offering”). Under the terms of the Underwriting Agreement, Civista granted the Underwriters a 30-day option to purchase up to an additional 494,118 Common Shares. The Underwriting Agreement also contains customary representations, warranties and agreements of Civista and Civista Bank, customary conditions to closing, indemnification obligations of Civista, Civista Bank and the Underwriters, and termination provisions. The Offering is expected to close on July 14, 2025.

The net proceeds from the Offering to Civista are expected to be approximately $65.5 million (or approximately $75.5 million if the Underwriters exercise in full their option to purchase additional Common Shares from Civista), after deducting expenses and the underwriting discount. Civista intends to use the net proceeds from the offering for general corporate purposes, which may include supporting organic growth opportunities and future strategic transactions. Pending such use of the net proceeds, Civista may invest the net proceeds in short-term liquid instruments.

The Underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Civista or its affiliates and have received, or may in the future receive, customary fees and commissions for these transactions. Piper Sandler & Co. represented Civista and Civista Bank as financial advisor in the Merger (as defined below) and Janney Montgomery Scott LLC represented Farmers (as defined below) as financial advisor in the Merger.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. In connection with the Offering, the legal opinion as to the legality of the Common Shares sold in the Offering is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Agreement and Plan of Merger with The Farmers Savings Bank

On June 10, 2025, Civista and Civista Bank, an Ohio-chartered bank and wholly-owned subsidiary of Civista, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Farmers Savings Bank, an Ohio-chartered bank headquartered in Spencer, Ohio (“Farmers”). Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the merger (the “Effective Time”), Farmers will merge with and into Civista Bank, with Civista Bank being the surviving bank in the merger (the “Merger”). The Merger and the Merger Agreement have been unanimously approved by the Boards of Directors of Civista and Civista Bank and by the Board of Directors of Farmers.

Under the terms and subject to the conditions of the Merger Agreement, each Farmers common share issued and outstanding immediately prior to the Effective Time (excluding any Farmers treasury shares or Dissenting Shares, as defined in the Merger Agreement) will be converted into the right to receive $69,850 in cash and approximately 2,869 Civista common shares, resulting in aggregate merger consideration payable by Civista to the shareholders of Farmers of $34.925 million and 1,434,491 Civista common shares (collectively, the “Merger Consideration”). The Merger Consideration is subject to potential adjustment under the terms of the Merger Agreement based on the closing amount of Farmers’ shareholders equity, as calculated and adjusted in accordance with the terms of the Merger Agreement.

The Merger Agreement contains customary representations and warranties of Farmers, Civista and Civista Bank and customary covenants of the parties, including, without limitation, covenants relating to (a) the conduct of Farmers’ business during the interim period between the execution of the Merger Agreement and the Effective Time, (b) the obligations of Farmers to call a meeting of its shareholders to adopt and approve the Merger Agreement and the Merger and, subject to certain exceptions related to a bona fide, unsolicited written acquisition proposal from a third party that constitutes a “Superior Proposal” as defined in the Merger Agreement, the obligation of the Board of Directors of Farmers to recommend that the Farmers’ shareholders adopt and approve the Merger Agreement and the Merger, and (c) Farmers’ non-solicitation obligations relating to alternative acquisition proposals. Civista and Farmers have also agreed to use their respective commercially reasonable efforts to prepare and file all applications, notices, petitions and filings to obtain all consents, approval and authorizations of third parties and regulatory and governmental authorities that are necessary to consummate the transactions contemplated by the Merger Agreement.

The completion of the Merger is subject to customary conditions set forth in the Merger Agreement, including, without limitation, (i) the adoption and approval of the Merger Agreement and the Merger by Farmers’ shareholders, (ii) the effectiveness of the Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), to register Civista common shares for issuance to Farmers’ shareholders in connection with the Merger, (iii) the authorization for listing on Nasdaq of the Civista common shares to be issued in the Merger, (iv) the receipt and effectiveness of all regulatory approvals, including regulatory approvals from the Federal Reserve and the Ohio Division of Financial Institutions, required to consummate the transactions contemplated by the Merger Agreement, including the Merger, and the expiration of all statutory waiting periods, and (v) the absence of any order, injunction or decree by any court or agency of competent jurisdiction or other legal restraint preventing or making illegal the consummation of the Merger or any other transactions contemplated by the Merger Agreement. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including, without limitation, (1) the accuracy of the representations and warranties of the other party, subject to certain exceptions, (2) the performance in all material respects by the other party of its obligations under the Merger Agreement, and (3) the receipt by such party of an opinion from counsel to the effect that the Merger will qualify as a “reorganization” with the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement contains certain termination rights for each of Civista and Farmers, as the case may be, applicable upon the occurrence or non-occurrence of certain events, including (a) a final, non-appealable denial of required regulatory approvals, (b) the failure of the Merger to be completed on or before June 30, 2026, (c) a breach by the other party that is not or cannot be cured within 30 days if such breach would result in the failure of the closing conditions set forth in the Merger Agreement, (d) the failure of the shareholders of Farmers to adopt and approve the Merger Agreement and the Merger by the requisite vote, or (e) the failure of the Board of Directors of Farmers to recommend the adoption and approval of the Merger Agreement and the Merger to its shareholders, or the failure of the Board of Directors of Farmers to substantially comply with certain obligations related to the calling and convening of the Farmers’ shareholder meeting or the non-solicitation of alternative acquisition proposals. If the Merger Agreement is terminated under certain conditions, Farmers has agreed to pay to Civista a termination fee of $2,500,000.

In connection with the execution of the Merger Agreement, the directors and other key shareholders of Farmers have entered into voting agreements with Civista pursuant to which they have agreed, among other things, to vote their respective Farmers common shares in favor of the adoption and approval of the Merger Agreement and the Merger. The form of voting agreement is included as Exhibit A to the Merger Agreement, filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any further information about Civista, Farmers or their respective subsidiaries. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and, in the case of representations and warranties, as of specific dates, may be subject to contractual standards of materiality different from what an investor might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by or subject to certain disclosures and exceptions not reflected in the Merger Agreement and generally were for the benefit of the parties to that agreement. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Civista, Farmers or their respective subsidiaries. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may not be fully reflected in public disclosures by Civista or Farmers.

Important Additional Information and Where to Find It

In connection with the proposed Merger, Civista will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Farmers and a prospectus of Civista, as well as other relevant documents concerning the proposed Merger. Shareholders of Farmers are urged to read the proxy statement/prospectus to be included in the Registration Statement on Form S-4 and any other relevant documents filed with the SEC carefully and in their entirety when they become available, because they will contain important information about the proposed Merger, and the respective companies. Before making any voting decision, Farmers shareholders should carefully review all of these documents and should not rely on the information contained herein.

Civista and Farmers and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Farmers shareholders with respect to the proposed Merger. Information regarding the directors and officers of Civista is available in the proxy statement for Civista’s 2025 annual meeting of shareholders, as filed with the SEC on March 10, 2025. Information about the directors and executive officers of Farmers regarding their interests and the interests of other persons who may be deemed participants in the transaction will be set forth in the proxy statement/prospectus to be included in the Registration Statement on Form S-4 and other relevant materials to be filed with the SEC when they become available.

Investors and shareholders of Farmers will be able to obtain copies at no charge of the Registration Statement on Form S-4 (when available) and other documents filed with the SEC by Civista through the website maintained by the SEC (www.sec.gov) and on the Investor Relations section of Civista’s website (www.civb.com). Investors and shareholders may also obtain copies of these documents at no charge by directing a request to Civista Bancshares, Inc., 100 East Water Street P.O. Box 5016, Sandusky, Ohio 44870, Attn: Dennis G. Shaffer, President and Chief Executive Officer.

This communication is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. No offering of securities shall be made except by means of a prospectus that meets the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Forward-Looking Statements

Certain matters set forth in this Current Report on Form 8-K may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements express management’s current expectations, estimates or projections of future events, results or long-term goals. All statements other than statements of historical fact, including statements regarding the proposed Merger, are forward-looking statements. Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this Current Report on Form 8-K speak only as of the date they were made, and Civista undertakes no obligation to update any statement except to the extent required by law. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause actual results or performance to differ from those expressed or implied by the forward-looking statements. Factors that could cause actual results or performance to differ from those discussed in the forward-looking statements include:

•

risks related to the proposed Merger, including the risk that the partes may fail to complete the Merger on the terms and timing currently contemplated or at all, and/or to realize the expected benefits of the Merger;

•	the risk that integration of Farmers may divert the attention of the management teams of Civista and Farmers and cause a loss of momentum in their ongoing businesses;

•	the risk of unforeseen and underestimated liabilities of Farmers that may exist;

•	business disruptions or loss of key employees in connection with the Merger; and

•

the other risks identified from time to time in Civista’s public filings with the SEC, including those risks identified in “Item 1A. Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in “Item 1A. Risk Factors” of Part II of Civista’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Item 2.02	Results of Financial Operations and Financial Condition

Civista disclosed the following projected financial information for the second quarter of 2025 in the preliminary prospectus supplement relating to the Offering that it filed with the SEC on July 10, 2025. While Civista’s second quarter financial statements are not yet complete, and Civista expects to release its second quarter results on July 24, 2025, the following describes certain of Civista’s current expectations for the quarter:

•

For the quarter ended June 30, 2025, Civista anticipates reporting total consolidated assets of approximately $4.2 billion, net loans of approximately $3.1 billion, total deposits of approximately $3.2 billion and a Tier 1 leverage ratio of approximately 8.85%.

•

Civista expects to report net income of between $10.3 million and $11.1 million for the quarter ended June 30, 2025 and earnings per diluted common share of between $0.67 and $0.72. Civista anticipates that its net interest margin for the second quarter of 2025 to be between 3.63% and 3.69%.

•

Civista anticipates that its non-performing assets will be approximately $24.0 million at June 30, 2025, down $7.2 million from $31.2 million at March 31, 2025. Civista expects net charge-offs of approximately $1.0 million for the quarter ended June 30, 2025, as compared to net charge-offs of $0.6 million for the quarter ended March 31, 2025.

•

Civista’s net income for the quarter ended June 30, 2025 was positively impacted by non-recurring adjustments to its loan valuation resulting from a core system conversion during the second quarter, which positively impacted net income for the quarter ended June 30, 2025 by approximately $0.6 million on a pre-tax basis and the release of a reserve established during the quarter ended September 30, 2024 for a reconciling item associated with a system conversion, which positively impacted net income for the quarter ended June 30, 2025 by approximately $0.3 million on a pre-tax basis.

This summary does not represent a comprehensive statement of Civista’s unaudited financial results for the three and six months ended June 30, 2025 and its actual results may differ from these estimates. Such actual results will be included in Civista’s second quarter reporting, including in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. Further, Civista’s results for the three and six months ended June 30, 2025 are not necessarily indicative of the results to be expected for the full year ending December 31, 2025.

Item 8.01	Other Events

On July 10, 2025, Civista issued a press release announcing its entry into the Merger Agreement and its intention to offer the Shares. A copy of this press release is attached hereto as Exhibit 99.1.

Also, on July 10, 2025, Civista issued a press release announcing the pricing of its offering of the Shares. A copy of this press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement among Civista Bancshares, Inc., Civista Bank and Piper Sandler & Co., as representative of the underwriters named therein, dated as of July 10, 2025

2.1	Agreement and Plan of Merger among Civista Bancshares, Inc., Civista Bank and The Farmers Savings Bank dated as of July 10, 2025

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP

23.1	Consent of Vorys, Sater, Seymour and Pease LLP (included as part of Exhibit 5.1)

99.1	Press Release of Civista Bancshares, Inc. dated July 10, 2025

99.2	Press Release of Civista Bancshares, Inc. dated July 10, 2025

104	Cover Page Interactive File-the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: July 11, 2025	/s/ Ian Whinnem
Ian Whinnem,
Senior Vice President and Chief Financial Officer